The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770

FOR IMMEDIATE RELEASE
Contact:
Investor Relations
804.289.9709

Brink’s Holds Investor Day, Updates 2015 and 2016 Earnings Outlook

Will Present Plan to Drive Shareholder Value at Investor Day Today

Initiatives Underway to Expand Offerings, Drive Efficiency and Transform Culture

RICHMOND, Va., October 6, 2015 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, announced that it has reduced its earnings outlook for 2015 and adjusted its 2016 earnings guidance to the lower end of its previously disclosed range. Brink’s management will discuss the company’s strategy to improve operating and financial performance at its Investor Day meeting today in New York.
Guidance
Management expects full-year 2015 non-GAAP earnings to be between $1.40 and $1.50 per share, compared to its previous estimate of $1.55 to $1.75. Revenue guidance for 2015 was unchanged at approximately $3 billion. The company cited its expectation of lower operating results in the U.S., weak economic conditions in Brazil, and the ongoing effect of negative currency translation as primary factors in its decision to reduce 2015 guidance.
Brink’s adjusted its 2016 non-GAAP earnings outlook to the lower end of its previously disclosed range of $2.00 to $2.40 per share. Non-GAAP earnings in 2016 are now expected to be between $2.00 and $2.20 per share. Revenue guidance for 2016 was reduced from $3.4 billion to $3 billion. The change in 2016 earnings and revenue guidance reflects management’s expectation of continued economic weakness in Brazil and currency headwinds. Brink’s continues to expect its U.S. operations to achieve its previously disclosed operating margin target of 6% in 2016.
Investor Day
Management will present a detailed review of the company’s operations, provide a financial review, and highlight its strategy to drive shareholder value.
Tom Schievelbein, chairman, president and chief executive officer, said, “We are continuing to execute on our strategy to differentiate our service offerings, reduce costs, exit unprofitable markets, and drive a change in our culture. While currency headwinds have continued to impact our results, we have made operational changes that we believe will position us to deliver sustainable growth in shareholder value. We believe our focus on executing turnarounds in the U.S. and Mexico, coupled with medium-term growth drivers from higher-value services, will drive value for Brink’s shareholders.”
The company will provide additional information on its 2015 and 2016 outlook later this morning at its Investor Day meeting and when it releases third-quarter earnings on October 30. A link to the live webcast (beginning at 8:30 am Eastern time) and replay of the event will be available through the Investor Relations section of the company's website at www.Brinks.com.
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to 2015 and 2016 outlook, including revenue, margin rate and earnings per share.  Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.  These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to:

Our ability to improve profitability in our largest five markets; our ability to identify and execute further cost and operational improvements and efficiencies in our core businesses; continuing market volatility and commodity price fluctuations and their impact on the demand for our services; our ability to maintain or improve volumes at favorable pricing levels and increase cost and productivity efficiencies, particularly in the United States and Mexico; investments in information technology and adjacent businesses and their impact on revenue and profit growth; our ability to develop and implement solutions for our customers and gain market acceptance of those solutions; our ability to maintain an effective IT infrastructure and safeguard confidential information; risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency restrictions and devaluations, safety and security issues, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; the stability of the Venezuelan economy, changes in Venezuelan policy regarding foreign-owned businesses; regulatory and labor issues in many of our global operations, including negotiations with organized labor and the possibility of work stoppages; our ability to integrate successfully recently acquired companies and improve their operating profit margins; costs related to dispositions and market exits; our ability to identify evaluate and pursue acquisitions and other strategic opportunities, including those in the home security industry and emerging markets; the willingness of our customers to absorb fuel surcharges and other future price increases; our ability to obtain necessary information technology and other services at favorable pricing levels from third party service providers; variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer; our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, our loss experience, and changes in insurance costs; security threats worldwide and losses of customer valuables; costs associated with the purchase and implementation of cash processing and security equipment; employee and environmental liabilities in connection with our former coal operations, including black lung claims incidence; the impact of the Patient Protection and Affordable Care Act on UMWA and black lung liability and the Company's ongoing operations; changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, interest rates and annual actuarial revaluations, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, mandatory or voluntary pension plan contributions; the nature of our hedging relationships; counterparty risk; changes in estimates and assumptions underlying our critical accounting policies; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of the Company's business and reputation; access to the capital and credit markets; seasonality, pricing and other competitive industry factors; and the promulgation and adoption of new accounting standards and interpretations, new government regulations and interpretation of existing regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2014, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this release is representative as of today only and The Brink's Company undertakes no obligation to update any information contained in this document.

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